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                                                                      EXHIBIT 11

             GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER COMMON SHARE
                                 (unaudited)

                                                         Quarters Ended Sept. 30,   Nine Months Ended Sept. 30,
                                                         ------------------------   ---------------------------
                                                            1996           1995          1996           1995
                                                         ---------      ---------     ---------      ---------
PRIMARY EARNINGS PER SHARE
Net income (loss)...................................     $  30,204        135,714      (163,770)       195,695
Dividends on preferred stock........................       (31,602)       (31,696)      (94,163)       (94,936)
                                                         ---------      ---------     ---------      ---------
Net income (loss) applicable to common stock........     $  (1,398)       104,018      (257,933)       100,759
                                                         ---------      ---------     ---------      ---------
                                                         ---------      ---------     ---------      ---------
Common shares outstanding...........................     4,369,251      4,363,650     4,369,251      4,363,650
Effect of using weighted average common
 and common equivalent shares.......................        (4,987)        (1,439)      (13,686)       (12,682)
Effect of shares issuable under common stock
 warrants using the treasury stock method...........             *         68,966             *        125,000
Effect of shares issuable under stock options
 using the treasury stock method....................             *          7,328             *         65,458
                                                         ---------      ---------     ---------      ---------
Shares used in computing primary earnings
 per share..........................................     4,364,264      4,438,505     4,355,565      4,541,426
                                                         ---------      ---------     ---------      ---------
                                                         ---------      ---------     ---------      ---------
Primary earnings per common share...................     $      **           0.02         (0.06)          0.02
                                                         ---------      ---------     ---------      ---------
                                                         ---------      ---------     ---------      ---------
FULLY DILUTED EARNINGS PER SHARE
Net income (loss)...................................     $  30,204        135,714      (163,770)       195,695
Dividends on preferred stock........................       (31,602)       (31,696)      (94,163)       (94,936)
                                                         ---------      ---------     ---------      ---------
Net income (loss) as adjusted.......................     $  (1,398)       104,018      (257,933)       100,759
                                                         ---------      ---------     ---------      ---------
                                                         ---------      ---------     ---------      ---------
Shares used in computing primary earnings
 per share..........................................     4,364,264      4,438,505     4,355,565      4,541,426
Effect of shares issuable upon conversion of
 preferred stock ...................................             *              *             *              *
                                                         ---------      ---------     ---------      ---------
Shares used in computing fully diluted
 earnings per share ................................     4,364,264      4,438,505     4,355,565      4,541,426
                                                         ---------      ---------     ---------      ---------
                                                         ---------      ---------     ---------      ---------
Fully diluted earnings per common
 share .............................................     $      **           0.02         (0.06)          0.02
                                                         ---------      ---------     ---------      ---------
                                                         ---------      ---------     ---------      ---------
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*   Antidilutive
**  Less than $.01 per share